UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive
Suite 101
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On December 9, 2024, Vor Biopharma Inc. (the “Company”) issued a press release announcing updated clinical data, which was presented in a poster at the American Society of Hematology (“ASH”) Annual Meeting & Exposition held on December 8, 2024 and posted to the Company’s website on December 8, 2024 prior to the presentation. In connection with the announcement, the Company will host a call and webcast on December 9, 2024 at 8:00 a.m. ET. Call details are contained in the press release referenced above. Accompanying slides may be accessed through the “Investors” section of the Company’s website at www.vorbio.com. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of these slides is attached hereto as Exhibit 99.2, and each is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any other filing with the U.S. Securities Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

On December 9, 2024, the Company announced updated clinical data from its ongoing Phase 1/2 VBP101 study of patients with relapsed/refractory AML receiving trem-cel followed by MylotargTM. The data included 25 patients treated with trem-cel, of which 15 had received Mylotarg (six at the 2 mg/m2 dose) as of the data cut-off date of November 1, 2024. The data demonstrated:

•

Preliminary evidence of improved relapse-free survival (median RFS not reached with median follow-up duration of 7.4 months) compared to published groups of AML patients at high risk of relapse post hematopoietic stem cell transplant (HCT).

•	Shielding of the blood system, with maintained neutrophil and platelet counts across multiple Mylotarg doses of 0.5, 1, and 2 mg/m2.

•	Broadened therapeutic index for Mylotarg when administered after trem-cel.

•	Reliable engraftment, with 100% of patients achieving primary neutrophil engraftment (median 9.5 days), robust platelet recovery (median 16 days), and full myeloid donor chimerism at Day 28.

•	Trem-cel continues to be manufactured with high CD33 editing efficiency (median 90%, range 71-94%).

The Company also announced that it received supportive feedback from the Food and Drug Administration (“FDA”) in a Type C meeting. Specifically, there was alignment with the trem-cel + Mylotarg registrational clinical trial design with respect to study population, control arm, primary endpoint, stratification factors, and statistical design. The Company agreed to provide further updates to the FDA alongside submission of the full clinical trial protocol.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 9, 2024

99.2	Company Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

	By:	/s/ Robert Ang
Robert Ang
Chief Executive Officer

Date: December 9, 2024